EXHIBIT 99.1

Circle Star Energy Provides Operational Update in Northwest Kansas

FORT WORTH, TX – (November 14, 2012) – Circle Star Energy Corp. (OTCBB: CRCL) is pleased to announce it has permitted and staked a drilling location in Trego county Kansas.  In conjunction with the approved drilling permit, CRCL has contracted a drilling rig and is slotted to commence drilling in December.

Jeff Johnson, CRCL CEO, extolled, “I am very excited about the drilling potential Trego County holds.  We hope to achieve  promising results from our initial wells in Kansas, while maintaining a long-term perspective toward generating intrinsic asset value for our shareholders.”

For more information on CRCL’s development initiatives, please visit http://www.circlestarenergy.com/investors/stock-information.

For further information, news and updates, visit Circle Star Energy:

●	Follow us on Twitter: @crcl_energy

●	Like us on Facebook: www.facebook.com/CircleStarEnergy

About Circle Star Energy Corp.

Circle Star Energy Corp. is a performance-driven exploration & production company that is developing exposure to high-impact, large scale oil & gas plays via operated and non-operated positions.

CRCL is continuing its efforts in expanding its exposure in Northwest Kansas, which is also being pursued by other energy industry participants such as Chesapeake Energy Corp. (NYSE: CHK), Encana Corp. (NYSE: ECA), SandRidge Energy Inc. (NYSE: SD) and Apache Corp. (NYSE: APA).

For more information about CRCL, please visit www.circlestarenergy.com.

Notice Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the Woodbine project, expected opportunity and performance . Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone’s past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

For further information please contact:.

Circle Star Energy Corp.
7065 Confederate Park Road, Suite 102
Fort Worth, Texas 76108
Phone: +1 (817) 744-8502
Email: info@circlestarenergy.com
Web: www.circlestarenergy.com